Exhibit 5

                [Letterhead of Blank Rome Tenzer Greenblatt LLP]



                                        April 22 , 2002



Frontline Communications Corporation
One Blue Hill Plaza
P.O. Box 1548
Pearl River, New York  10965


Gentlemen:

     You have requested our opinion with respect to the offering by you, Frontline Communications Corporation, a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended (the "Act"), of up to 423,300 shares of the Company's common stock (the "Reserved Shares") that may be issued upon exercise of options or pursuant to other stock-based awards granted or to be granted under the Company's 2001 Stock Incentive Plan (the "Plan").

     We have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon representations of executive officers of the Company.

     Based upon the foregoing, it is our opinion that the Reserved Shares, when sold, paid for and issued as contemplated by the Plan and the terms of the options or other stock based-awards granted pursuant to the Plan, will be validly issued, fully paid and nonassessable.

Frontline Communications Corporation
April 22, 2002
Page 2

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                Very truly yours,

                                        /s/  BLANK ROME TENZER GREENBLATT LLP

                                        BLANK ROME TENZER GREENBLATT LLP